Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ClearSign Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001	457(o)
	Equity	Preferred Stock, par value $0.0001	457(o)
	Equity	Debt Securities	457(o)
	Other	Warrants	457(o)
	Other	Subscription Rights	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	-	457(o)			$50,000,000	$92.70 per $1,000,000	$4,635 (4)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities	-	-	-	-		-
	Total Offering Amounts					$50,000,000		$4,635
	Total Fees Previously Paid							-
	Total Fee Offsets							$3,219.55 (5)
	Net Fees Due							$1,415.45

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee-Offset Sources	-	-	-	-	-	-	-	-	-	-	-
Rule 457(p)
Fee Offset Claims	ClearSign Technologies Corporation	Form S-3	333-232402	June 27, 2019	-	$3,219.55 (5)	Unallocated (Universal) Shelf	-	(1)(2)	$34,730,890
Fee-Offset Sources	ClearSign Technologies Corporation	Form S-3	333-232402	-	June 27, 2019	-	-	-	-	-	$6,060 (5)

(1)	The securities are being registered as an indeterminate number of securities that shall have an aggregate offering price not to exceed $50,000,000. This registration statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.
(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(5)	On June 27, 2019, the Company filed a Registration Statement on Form S-3 (File No. 333-232402) (the “Prior Registration Statement”) with the Securities and Exchange Commission and paid a registration fee of $6,060. An amount of $34,730,890 remained unsold under the Prior Registration Statement after its completion. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a fee of $1,415.45 is being paid in connection with the filing of this Registration Statement after an offset amount of $3,219.55 is applied to this Registration Statement’s registration fee.